                                                                  EXHIBIT 99.10
                                    ROPES & GRAY
                                225 Franklin Street
                            Boston, Massachusetts 02110



                                 September 9, 1988



Rosenberg Small Capitalization Fund
4 Orinda Way, Suite 300E
Orinda,  California  94563

Ladies and Gentlemen:

     You have informed us that you propose to register under the Securities Act of 1933, as amended (the "Act"), and offer and sell from time to time shares of beneficial interest, without par value, of your Small Capitalization Series at not less than "net asset value" as defined in your By-laws.

     We have examined your Agreement and Declaration of Trust, as amended, on file in the office of the Secretary of The Commonwealth of Massachusetts and the Clerk of the City of Boston and are familiar with the action taken by your trustees to authorize the issue and sale of certain shares of your Small Capitalization Series to Rosenberg Institutional Equity Management. We have also examined a certificate of your treasurer of even date herewith setting forth that as of the date thereof 10,000 shares of your shares of beneficial interest have been issued and are outstanding, such shares having been purchased by Rosenberg Institutional Equity Management for aggregate cash consideration of $100,000. We have further examined a copy of your By-laws and such other documents, receipts and records as we have deemed necessary for the purpose of this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The beneficial interest in your Small Capitalization Series is divided into an unlimited number of shares of beneficial interest, no par value.

     2. The issue and sale of your authorized but unissued shares of the Small Capitalization Series have been duly authorized under Massachusetts law. Upon the issue and sale of any of your authorized but unissued shares and upon receipt of the authorized consideration therefor in an amount equal to not less than the net asset value of the shares established and in force at the time of their sale, the shares so issued will be validly issued, fully paid and nonassessable.

                        Rosenberg Small Capitalization Fund-2-September 9, 1988

     3. The shares issued and sold to Rosenberg Institutional Equity Management as aforesaid have been validly issued and are fully paid and nonassessable.

     The Fund is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund. However, the Agreement and Declaration of Trust provides for indemnification out of the property of the particular series of shares for all loss and expense of any shareholder of that series held personally liable solely by reason of his being or having been a shareholder. Thus, the risk of shareholder liability is limited to circumstances in which that series of shares itself would be unable to meet its obligations.

     We understand that this opinion is to be used in connection with registering an indefinite number of shares of beneficial interest of your Small Capitalization Series for offering and sale pursuant to the Act. We consent to the filing of this opinion with and as part of your Registration Statement on Form N-1A (file No. 33-21677) relating to such offering and sale.

                              Very truly yours,

                              ROPES & GRAY

                              Ropes & Gray

                                     ROPES & GRAY
                                 225 Franklin Street
                             Boston, Massachusetts 02110



                                   October 28, 1988



Rosenberg Series Trust
4 Orinda Way, Suite 300E
Orinda, California 94563

Ladies and Gentlemen:

     You have informed us that you proposed to register under the Securities Act of 1933, as amended (the "Act"), and offer and sell from time to time, shares of beneficial interest, without par value, of your Japan Series at not less than "net asset value" as defined in your By-Laws.

     We have examined your Agreement and Declaration of Trust, as amended, on file in the office of the Secretary of The Commonwealth of Massachusetts and the Clerk of the City of Boston and are familiar with the action taken by your trustees to authorize the issue and sale from time to time of your authorized but unissued shares of the Japan Series. We have further examined a copy of your By-laws and such other documents, receipts and records as we have deemed necessary for the purpose of this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The beneficial interest in your Japan Series is divided into an unlimited number of shares of beneficial interest, no par value.

     2. The issue and sale of your authorized but unissued shares of the Japan Series have been duly authorized under Massachusetts law. Upon the issue and sale of any of the authorized but unissued shares of your Japan Series and upon receipt of the authorized consideration therefor in an amount equal to not less than the net asset value of the shares established and in force at the time of their sale, the shares of your Japan Series so issued will be validly issued, fully paid and nonassessable.

     Rosenberg Series Trust (the "Trust") is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Agreement and Declaration of Trust provides for indemnification out of the property of the particular series of shares for all loss and expenses of any shareholder of that series held personally liable solely by reason of his being or having been a shareholder. Thus, the risk of shareholder liability is limited to circumstances in which that series of shares itself would be unable to meet its obligations.

     We understand that this opinion is to be used in connection with registering an indefinite number of shares of beneficial interest of your Japan Series for offering and sale pursuant to the Act. We consent to the filing of this opinion with and as part of your Registration Statement on Form N-1A (File No. 33-21677) relating to such offering and sale.

                                   Very truly yours,

                                   ROPES & GRAY

                                   Ropes & Gray

                                     ROPES & GRAY
                               One International Place
                             Boston, Massachusetts 02110



                                   August 5, 1996



Barr Rosenberg Series Trust
4 Orinda Way, Suite 300E
Orinda, California 94563

Ladies and Gentlemen:

     You have informed us that you proposed to register under the Securities Act of 1933, as amended (the "Act"), and offer and sell from time to time, shares of beneficial interest, without par value, of your International Small Capitalization Series at not less than "net asset value" as defined in your By-Laws.

     We have examined your Agreement and Declaration of Trust, as amended, on file in the office of the Secretary of The Commonwealth of Massachusetts and the Clerk of the City of Boston and are familiar with the action taken by your trustees to authorize the issue and sale from time to time of your authorized but unissued shares of the International Small Capitalization Series. We have further examined a copy of your By-laws and such other documents, receipts and records as we have deemed necessary for the purpose of this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The beneficial interest in your International Small Capitalization Series is divided into an unlimited number of shares of beneficial interest, no par value.

     2. The issue and sale of your authorized but unissued shares of the International Small Capitalization Series have been duly authorized under Massachusetts law. Upon the issue and sale of any of the authorized but unissued shares of your International Small Capitalization Series and upon receipt of the authorized consideration therefor in an amount equal to not less than the net asset value of the shares established and in force at the time of their sale, the shares of your International Small Capitalization Series so issued will be validly issued, fully paid and nonassessable.

     Barr Rosenberg Series Trust (the "Trust") is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Agreement and Declaration of Trust provides for indemnification out of the property of the particular series of shares for all loss and expenses of any shareholder of that series held personally liable solely by reason of his being or having been a shareholder. Thus, the risk of shareholder liability is limited to circumstances in which that series of shares itself would be unable to meet its obligations.

     We understand that this opinion is to be used in connection with registering an indefinite number of shares of beneficial interest of your International Small Capitalization Series for offering and sale pursuant to the Act. We consent to the filing of this opinion with and as part of your Registration Statement on Form N-1A (File No. 33-21677) relating to such offering and sale.

                                   Very truly yours,

                                   ROPES & GRAY

                                   Ropes & Gray


                                         -2-